UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2005

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 23, 2005, Rewards Network Services Inc., a subsidiary of Rewards Network Inc., entered into a Severance and Release Agreement with Gregory J. Robitaille, who resigned as Executive Vice President, Corporate Development, on May 2, 2005. The Severance and Release Agreement provides that Mr. Robitaille will receive severance payments of $277,173 over a period of twelve months following his resignation and COBRA reimbursements for a period of twelve months. In connection with his termination, Mr. Robitaille received a payment of $4,763.91 representing all incentive compensation owed to him. The Severance and Release Agreement contains confidentiality provisions and a release from Mr. Robitaille. This summary is qualified in its entirety by reference to the Severance and Release Agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Severance and Release Agreement, dated June 23, 2005, between Gregory J. Robitaille and Rewards Network Services Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, General Counsel, Corporate Secretary and Chief Privacy Officer

Dated: June 24, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Severance and Release Agreement, dated June 23, 2005, between Gregory J. Robitaille and Rewards Network Services Inc.